FIRST AMENDMENT TO THE
FUND PARTICIPATION AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”) to the Fund Participation Agreement is made as of this 8th day of July, 2015 (the “Effective Date”), by and between Great-West Life & Annuity Insurance Company (“GWL&A”), Great-West Life & Annuity Insurance Company of New York (formerly First Great-West Life & Annuity Insurance Company) (“GWL&ANY”), Great-West Funds, Inc. (formerly Maxim Series Fund, Inc.) (the “Fund”), Great-West Capital Management, LLC (formerly GW Capital Management, LLC) (the “Adviser”), and GWFS Equities, Inc. (the “Distributor”) (each a “Party” and collectively the “Parties”).

WHEREAS, the Parties entered into a Fund Participation Agreement dated December 15, 2011 (the “Agreement”);

WHEREAS, First Great-West Life & Annuity Insurance Company has changed its name to Great-West Life & Annuity Insurance Company of New York; and

WHEREAS, Maxim Series Fund, Inc. has changed its name to Great-West Funds, Inc.; and

WHEREAS, GW Capital Management, LLC has changed its name to Great-West Capital Management, LLC; and

WHEREAS, the Parties now desire to amend the Agreement.

NOW, THEREFORE, the Parties agree to the following:

1.    All references in the Agreement to “First Great-West Life & Annuity Insurance Company” or to “FGWL&A” are hereby deleted and replaced with “Great-West Life & Annuity Insurance Company of New York” or “GWL&ANY” as appropriate.

2.    All references in the Agreement to “Maxim Series Fund, Inc.” are hereby deleted and replaced with “Great-West Funds, Inc.”

3.    All references in the Agreement to “GW Capital Management, LLC” are hereby deleted and replaced with “Great-West Capital Management, LLC.”

3.    Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

4.    Except to the extent modified by this Amendment, the remaining provisions of the Agreement will remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, the Amendment will control.

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IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Effective Date.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By: /s/ Chris Bergeon

Name: Chris Bergeon

Title: Vice President

GREAT-WEST LIFE & ANUITY INSURANCE COMPANY of NEW YORK

By: /s/ Chris Bergeon

Name: Chris Bergeon

Title: Vice President

GREAT-WEST FUNDS, INC.

By: /s/ Ryan Logsdon

Name: Ryan Logsdon

Title: AVP, Counsel & Secretary

GREAT-WEST CAPITAL MANAGEMENT, LLC

By: /s/ Ryan Logsdon

Name: Ryan Logsdon

Title: VP, Counsel & Secretary

GWFS EQUITIES, INC.

By: /s/ Teresa Luiz

Name: Teresa Luiz

Title: Compliance Officer

SCHEDULE A

Designated Portfolios

Any and all portfolios of the Fund available and open to new investors on or after the effective date of this Agreement which, pursuant to the terms of the Funds’ registration statement, are eligible to serve as underlying funds to the Separate Accounts listed below.

Separate Accounts

Great-West Life & Annuity Insurance Company
Maxim Series Account
FutureFunds Series Account
Retirement Plan Series Account
Trillium Variable Annuity Account
Variable Annuity-1 Series Account
Variable Annuity-2 Series Account
Variable Annuity-6 Series Account
Variable Annuity-7 Series Account
Variable Annuity-8 Series Account
Variable Annuity-9 Series Account

Great-West Life & Annuity Insurance Company of New York
Variable Annuity-1 Series Account
Variable Annuity-2 Series Account
Variable Annuity-3 Series Account
Variable Annuity-6 Series Account
Variable Annuity-7 Series Account
Variable Annuity-8 Series Account
Variable Annuity-9 Series Account